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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of The Shaw Group Inc. for the registration of $253,029,000 of its 10.75% Senior Notes due 2010 and to the incorporation by reference therein of our report dated October 11, 2002 (except Note 14, as to which the date is November 1, 2002) with respect to the consolidated financial statements of The Shaw Group Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2002, filed with the Securities and Exchange Commission. We also consent to the use of our report dated June 7, 2002 (except for Note 2, as to which the date is June 15, 2002) with respect to the consolidated financial statements of The IT Group, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of The Shaw Group Inc. for the registration of $253,029,000 of its 10.75% Senior Notes due 2010.

                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana

May 14, 2003